EXHIBIT 4.15


                   FORM OF PURCHASE AGREEMENT ASSIGNMENT
                             (LEASED AIRCRAFT)

                       PURCHASE AGREEMENT ASSIGNMENT
                     (US Airways, Inc. Trust No. N[-])


            PURCHASE AGREEMENT ASSIGNMENT (US Airways, Inc. Trust No. N[-]), dated as of [-] (this "Assignment"), between US AIRWAYS, INC., a Delaware corporation (the "Assignor" or "Lessee"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee ("FSB" or "Lessor") under the Trust Agreement (US Airways, Inc. Trust No. N[-]), dated as of [-] (as amended, modified or supplemented from time to time, the "Trust Agreement"), between [-] (the "Owner Participant") and FSB.

                           W I T N E S S E T H :

            WHEREAS, US Airways Group, Inc. ("Parent") and AVSA (as hereinafter defined) are parties to the Purchase Agreement (as hereinafter defined), providing, among other things, for the delivery by AVSA to the Assignor of certain aircraft, including the Aircraft (as hereinafter defined) covered by the Participation Agreement (as hereinafter defined);

            WHEREAS, pursuant to a Purchase Agreement Assignment, dated as of [-], by and between Parent and Lessee (the "Parent Assignment"), Parent assigned all of its right, title in and interest in and to the Purchase Agreement to Assignor to the extent such right, title and interest relate to certain aircraft, including the Aircraft covered by the Participation Agreement;

            WHEREAS, pursuant to a Consent and Agreement of AVSA and Guarantor (as hereinafter defined), dated as of [-] (the "Parent Consent and Agreement"), AVSA and Guarantor consented to the assignment by Parent to Assignor of Parent's right, title in and interest in and to the Purchase Agreement as provided for in the Parent Assignment;

            WHEREAS, pursuant to the Parent Consent and Agreement, Guarantor confirmed that its guarantee given in the Consent and Guaranty (as hereinafter defined) remains in full force and effect and, to the extent the same relates to the aircraft assigned to Lessee pursuant to the Parent Assignment, it inures to the benefit of the Assignor;

            WHEREAS, pursuant to the Consent and Guaranty, the Guarantor has agreed, among other things, to unconditionally guarantee the due and punctual performance by AVSA of all of its liabilities and obligations as set forth in the Purchase Agreement;

            WHEREAS, pursuant to the Lease (as hereinafter defined), the Lessor will lease the Aircraft to the Assignor;

            WHEREAS, on the terms and conditions hereof and of the Consents and Agreements (as hereinafter defined), (a) the Assignor desires to assign to the Lessor certain of the Assignor's remaining rights, title and interests in, to and under the Purchase Agreement and the Consent and Guaranty (insofar as they relate to the Purchase Agreement and the Aircraft) and (b) the Lessor desires to accept the assignments and, except as otherwise provided herein, to assume the obligations of the "Buyer" under the Purchase Agreement, to the extent assigned to it pursuant hereto;

            WHEREAS, pursuant to the Indenture (as hereinafter defined), the Lessor will assign, inter alia, its rights hereunder to the Indenture Trustee (as hereinafter defined) to the extent set forth therein;

            WHEREAS, such assignments and acceptances are intended to permit consummation of the transactions contemplated by the Participation Agreement;

            WHEREAS, AVSA and the Guarantor are willing to execute and deliver their respective Consents and Agreements; and

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

            1. Defined Terms. For all purposes of this Assignment, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

            "Aircraft" shall mean shall mean the Airbus [A321][A330] aircraft, bearing manufacturer's serial number ___, delivered under the Purchase Agreement, including the two [CFM International Model 56-5B engines](1) [Pratt & Whitney Model PW 4168A engines](2)engines installed on such aircraft on the date of delivery thereof pursuant to the Purchase Agreement or such other engines as may be substituted therefore under the Lease.

--------
(1)   To be used with A321 aircraft.
(2)   To be used with A330 aircraft.

            "AVSA" shall mean AVSA, S.A.R.L., a French societe a responsabilite limitee, and its successors and assigns.

            "AVSA Consent and Agreement" shall mean the Consent and Agreement of AVSA attached hereto, as amended, modified or supplemented from time to time.

            "Consent and Guaranty" shall mean the Consent and Guaranty of the Guarantor attached to the Purchase Agreement, together with all amendments, waivers, and consents heretofore entered into or heretofore granted thereunder.

            "Consents and Agreements" shall mean the AVSA Consent and Agreement and the Guarantor Consent and Agreement.

            "Equipment Notes" shall have the meaning ascribed thereto in the Participation Agreement.

            "Guarantor" shall mean Airbus Industrie, G.I.E., a French groupement d'interet economique, and its successors and assigns.

            "Guarantor Consent and Agreement" shall mean the Consent and Agreement of the Guarantor attached hereto, as amended, modified or supplemented from time to time.

            "Indenture" shall mean the Trust Indenture and Security Agreement (US Airways, Inc. Trust No. N[-]), dated as of [-] between the Lessor and the Indenture Trustee, as amended, modified or supplemented from time to time.

            "Indenture Trustee" shall mean State Street Bank and Trust Company of Connecticut, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other person which may from time to time be acting as successor trustee under the Indenture.

            "Lease" shall mean the Lease Agreement (US Airways, Inc. Trust No. N[-]), dated as of [-], between the Lessor and the Assignor, as amended, modified or supplemented from time to time.

            "Participation Agreement" shall mean the Participation Agreement (US Airways, Inc. Trust No. [-]), dated as of [-], among the Assignor, the Owner Participant, the Pass Through Trustee (as defined therein), the Lessor, the Indenture Trustee and the Subordination Agent (as defined therein), as amended, modified or supplemented from time to time.

            "Purchase Agreement" shall mean [the Airbus A319/A320/A321 Purchase Agreement, dated as of October 31, 1997, between US Airways Group, Inc. and AVSA](3) [the Airbus A330/A340 Purchase Agreement, dated as of November 24, 1998, between US Airways Group, Inc. and AVSA](4), together with all exhibits, appendices and letter agreements thereto and all amendments, waivers and consents granted thereunder.

            All other terms used herein in capitalized form that are defined in the Lease shall, when used herein, have the meanings specified in the Lease.

--------
(3)   To be used with A321 aircraft.
(4)   To be used with A330 aircraft.

            2.    Assignment.

            (a) Generally. The Assignor has sold, assigned, transferred and set over and does hereby sell, assign, transfer and set over unto the Lessor (i) all of the Assignor's right, title and interest in and to (x) Clauses 12, 13 and 17 of the Purchase Agreement (the "Assigned Rights") and
(y) the Consent and Guaranty (insofar as such Consent and Guaranty relates to the Assigned Rights), as and to the extent that the same relates to the Aircraft, except to the extent reserved below, including, without limitation, in such assignment to the Lessor (A) all claims for damages in respect of such Aircraft arising as a result of any default by AVSA under Clause 12, 13 or 17 of the Purchase Agreement, including, without limitation, all warranty, service life policy and indemnity provisions contained in Clause 12 of the Purchase Agreement in respect of the Aircraft and all claims thereunder and under the Consent and Guaranty in respect of the Aircraft and (B) any and all rights of the Assignor to compel performance of the terms of Clause 12, 13 and 17 of the Purchase Agreement and the Consent and Guaranty in respect of the Aircraft; reserving to the Assignor, however, all the Assignor's rights and interests in and to Clauses 12, 13 and 17 of the Purchase Agreement and the Consent and Guaranty as and to the extent that Clause 12, 13 or 17 of the Purchase Agreement and the Consent and Guaranty relate to aircraft other than the Aircraft and to the extent that the Purchase Agreement and the Consent and Guaranty relate to any other matters not directly pertaining to the Aircraft.

            (b) Assignment of Rights. If and so long as there shall not exist and be continuing an Event of Default and, if an Event of Default is continuing, so long as Lessee or any Sublessee remains in possession of the Aircraft, the Lessor hereby authorizes the Lessee, to the exclusion of the Lessor, to exercise in the Lessee's name all rights and powers related to the Assigned Rights and to retain any recovery or benefit resulting from the enforcement of any of the Assigned Rights in respect of the Aircraft, except that the Lessee may not enter into any change order or other amendment, modification or supplement to the Purchase Agreement without the written consent or countersignature of the Lessor if such change order, amendment, modification or supplement would result in any rescission, cancellation or termination of the Assigned Rights in respect of the Aircraft or in any way limit the rights assigned hereunder.

            (c) Acceptance of Assignment. Subject to the terms hereof, the Lessor accepts the assignment contained in this Clause 2.

            (d) Onward Transfer of Rights. Except as provided in Clause 8 hereunder, the Lessor agrees that it may not sell, assign or otherwise transfer any of the Assigned Rights without the prior written consent of AVSA.

            (e) Requirement of Notice to AVSA. For all purposes of this Assignment, AVSA shall not be deemed to have knowledge of and need not recognize any Event of Default, unless and until AVSA shall have received written notice thereof from the Lessor or the Indenture Trustee addressed to its Chief Executive Officer, 2, Rond Point Maurice Bellonte, 31700 Blagnac, France (telex 521155F) (fax: 011-33-5- 6130-4011) and, in acting in accordance with the terms of the Purchase Agreement and this Assignment, AVSA may act with acquittance and conclusively rely upon any such notice.

            3.    Certain Rights and Obligations of the Parties.

            (a) Assignor Remains Liable. It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) the Assignor shall at all times remain liable to AVSA under the Purchase Agreement to perform all the duties and obligations of the "Buyer" thereunder to the same extent as if this Assignment had not been executed; (b) the exercise by the Lessor of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to AVSA under the Purchase Agreement except to the extent that such exercise by the Lessor shall constitute performance of such duties and obligations; and (c) except as provided in the next succeeding paragraph, none of the Lessor, the Indenture Trustee nor any Participant shall have any obligation or liability under the Purchase Agreement by reason of, or arising out of, this Assignment or be obligated to perform any of the obligations or duties of the Assignor under the Purchase Agreement or to make any payment or to make any inquiry as to the sufficiency of any payment received by any of them or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

            (b) Lessor Bound by Purchase Agreement. Without in any way releasing the Assignor from any of its duties or obligations under the Purchase Agreement, the Lessor confirms for the benefit of AVSA that, insofar as the provisions of the Purchase Agreement relate to the Aircraft, in exercising any rights under the Purchase Agreement, or in making any claim with respect to the Aircraft or other goods and services delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement disclosed to the Lessor in writing shall apply to, and be binding upon, the Lessor to the extent of its respective interests assigned hereunder to the same extent as the Assignor.

            (c) Limit of Effect of this Assignment. Nothing contained herein shall (i) subject AVSA or the Guarantor to any liability to which it would not otherwise be subject under the Purchase Agreement or (ii) modify in any respect the contractual rights of AVSA or the Guarantor thereunder (except, in each case, as provided in the attached Consents and Agreements).

            (d) Appointment as Attorney-in-Fact. The Assignor does hereby constitute, effective at any time after an Event of Default shall have occurred and be continuing, the Lessor and its successors and permitted assigns to be the Assignor's true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under, or arising out of, the Purchase Agreement and the Consent and Guaranty in respect of the Aircraft, to the extent that the same have been assigned as provided in this Assignment and, for such period as the Lessor, its successors and assigns may exercise rights with respect thereto under this Assignment, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute (or, if previously commenced, assume control of) any proceedings and to obtain any recovery in connection therewith which the Lessor, its successors and assigns, may deem to be necessary or advisable in the premises.

            4. Further Assurances. The Assignor and the Lessor each agree that, at any time and from time to time, upon the written request of any other party hereto, it will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the other may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

            5. No Amendment of Purchase Agreement. So long as the Lease is in effect, the Lessor agrees that it shall not enter into any agreement that would amend, modify, supplement, rescind, cancel or terminate the Purchase Agreement or the Consent and Guaranty in any respect or in any way limit the rights of the Assignor or any of the other rights assigned hereunder (except as set forth above when there has been an Event of Default), without the prior written consent of the Assignor.

            6. Execution of Assignment. This Assignment is executed by the Assignor and the Lessor concurrently with the execution and delivery of the Participation Agreement and the Lease.

            7. Confidentiality. The Lessor agrees that it will not disclose to any third party the terms of the Purchase Agreement or this Assignment, except (a) as required by applicable law or governmental regulation, (b) as contemplated in the Lease or the Participation Agreement or (c) with the consent of the Assignor, the Guarantor and AVSA.

            8. Assignment as Collateral. Each party hereto consents to the assignment and pledge by the Lessor to the Indenture Trustee, as security for the Equipment Notes to be issued under the Indenture and the other obligations secured thereby as specified in the Indenture, of all of the Lessor's right, title and interest in and to the Assigned Rights and the Consent and Guaranty under this Assignment which assignment shall be on terms identical to this Assignment.

            9. Counterparts. This Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            10.   GOVERNING LAW.  THIS ASSIGNMENT SHALL IN ALL
RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE.

            11. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            12. Notices. All notices with respect to the matters contained herein shall be delivered (notices with respect to AVSA shall be sent to the address for AVSA set forth in Clause 2(e) hereof) in the manner provided in Section 12(a) of the Participation Agreement.

            13. No Oral Amendments. Neither this Assignment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against whom the enforcement of such termination, amendment, supplement, waiver or modification is sought.


                                 * * * * *


            IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.


                              US AIRWAYS, INC.



                              By:
                                  --------------------------------
                              Name:
                              Title:


      `                       FIRST SECURITY BANK, NATIONAL
                              ASSOCIATION, not in its individual capacity but solely as Lessor


                              By:
                                   --------------------------------
                              Name:
                              Title:


                   AIRBUS INDUSTRIE CONSENT AND AGREEMENT

            The undersigned, Airbus Industrie G.I.E., a groupement d'interet economique established under Ordonnance No. 67-821 dated September 23, 1967 of the Republic of France (the "Guarantor"), hereby acknowledges notice of and consents to all of the terms of the Purchase Agreement Assignment between US Airways, Inc., a Delaware corporation, and First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, with respect to US Airways, Inc. Trust No. N[-], dated as of [-], (hereinafter called the "Assignment", the defined terms therein being hereinafter used with the same meaning), and to the assignment of the Assigned Rights to the Indenture Trustee under the Indenture, dated as of [-], , between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee and State Street Bank and Trust Company of Connecticut, a national banking association, not in its individual capacity but solely as Indenture Trustee (hereinafter called the "Indenture"), and hereby confirms to the Assignor and the Lessor and their respective successors and assigns that:

      (i) except as provided in the Assignment, all representations, warranties, and agreements of the Guarantor under the Consent and Guaranty insofar as they relate to the Assigned Rights with respect to the Aircraft shall inure to the benefit of the Lessor and its respective successors and permitted assigns, to the same extent as if the Lessor and its successors and permitted assigns had originally been named the "Buyer" of the Aircraft therein;

      (ii) the Guarantor will pay to the person or entity entitled to receive the corresponding payment from AVSA under the terms of the Assignment all amounts required to be paid by the Guarantor with respect to the Aircraft;

      (iii) the Guarantor consents to the sale of the Aircraft by Lessee to the Lessor, the assignment of Assignor's rights and interests under the Purchase Agreement and the Consent and Guaranty to the Lessor pursuant to the Assignment and to the assignment of the Lessor's rights and interests in the Assignment to the Indenture Trustee pursuant to the Indenture and the lease of the Aircraft by the Lessor to the Assignor under the Lease; and (iv) from and after the purchase of the Aircraft pursuant to the Participation Agreement and payment in full for the Aircraft, the Guarantor will not assert any lien or claim against the Aircraft or any part thereof or against the Lessee, the Lessor, the Owner Participant or the Indenture Trustee arising on or prior to such purchase or in respect of any work or services performed on or prior thereto.

            The Guarantor hereby represents and warrants that:

            (A) the Guarantor is a groupement d'interet economique duly organized and existing in good standing under the laws of the Republic of France and has the requisite power and authority to enter into and perform its obligations under the Consent and Guaranty and this Consent and Agreement;

            (B) the making and performance, in accordance with their terms, of the Consent and Guaranty and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of the Guarantor, do not require the consent or approval of the members of the Guarantor, do not require the consent or approval of, or the giving of notice to, or registration with, or the taking of any other action in respect of, any French governmental authority or agency except for those that have already been obtained and do not contravene any law binding on the Guarantor or contravene the Guarantor's charter documents or any indenture, credit agreement or other contractual agreement to which the Guarantor is a party or by which it is bound;

            (C) the Consent and Guaranty constituted, as of the date thereof and at all times thereafter to and including the date of this Consent and Agreement, and each of this Consent and Agreement and the Consent and Guaranty constitutes, binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), which principles do not make the remedies available at law or in equity with respect to the Purchase Agreement and this Consent and Agreement inadequate for the practical realization of the benefits intended to be provided thereby; and

            (D) the Consent and Guaranty is in full force and effect.

            This Consent and Agreement is made subject to and with the benefit of Clause 3 of the Assignment and Section 4.03 of the Indenture.

                                * * * * * *

            THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


Dated as of ________________

                              AIRBUS INDUSTRIE G.I.E.

                              By:
                                   --------------------------------
                              Name:
                              Title:



                         AVSA CONSENT AND AGREEMENT

            The undersigned, AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France ("AVSA"), hereby acknowledges notice of and consents to all of the terms of the Purchase Agreement Assignment between US Airways, Inc., a Delaware corporation, and First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, with respect to US Airways, Inc. Trust No. N[-], dated as of [-], (hereinafter called the "Assignment," the defined terms therein being hereinafter used with the same meaning), and to the assignment of the Assigned Rights to the Indenture Trustee under the Indenture, dated as of [-], between First Security Bank, National Association, not in its individual capacity but solely as Owner Trustee and State Street Bank and Trust Company of Connecticut, a national banking association, not in its individual capacity but solely as Indenture Trustee(hereinafter called the "Indenture"), and hereby confirms to the Assignor and the Lessor and their respective successors and assigns that:

      (i) except as provided in the Assignment, all representations, warranties, indemnities and agreements of AVSA under the Purchase Agreement insofar as they relate to the Assigned Rights with respect to the Aircraft shall inure to the benefit of the Lessor and its respective successors and permitted assigns to the same extent as if the Lessor and its successors and permitted assigns had originally been named the "Buyer" of the Aircraft therein;

      (ii) AVSA will pay to the Assignor all payments required to be paid by it under the Purchase Agreement, unless and until AVSA shall have received written notice from the Indenture Trustee or the Lessor (or, after the Indenture shall have been discharged in full, the Lessor) addressed to it at the address and in the manner set forth in the Assignment that an Event of Default has occurred and is continuing, whereupon AVSA will make any and all payments thereafter required to be made by it under the Purchase Agreement, to the extent that the right to receive such payment has been assigned under the Assignment ("AVSA Payments"), directly to the Indenture Trustee (or, after the Indenture shall have been discharged in full, the Lessor) if AVSA shall have received notice as aforesaid that an Event of Default has occurred and is continuing;

      (iii) The Lessor shall not be liable for any of the obligations or duties of the Assignor under the Purchase Agreement, nor shall the Assignment give rise to any duties or obligations whatsoever on the part of the Lessor owing to AVSA, except for the agreements of the Lessor set forth in the Assignment, including, but not limited to Clause 3(b) of the Assignment;

      (iv) AVSA consents to the sale of the Aircraft by Lessee to Lessor, assignment of the Lessor's rights and interests in the Assignment to the Indenture Trustee pursuant to the Indenture and to the lease of the Aircraft by the Lessor to the Lessee under the Lease; and

      (v) from and after the purchase of the Aircraft pursuant to the Participation Agreement and payment in full for the Aircraft, AVSA will not assert any lien or claim against the Aircraft or any part thereof arising on or prior to such purchase or in respect of any work or services performed on or prior thereto.

            AVSA hereby represents and warrants that:

            (A) AVSA is a societe a responsabilite limitee duly organized and existing in good standing under the laws of the Republic of France and has the requisite power and authority to enter into and perform its obligations under the Purchase Agreement and this Consent and Agreement;

            (B) the making and performance, in accordance with their terms, of the Purchase Agreement and this Consent and Agreement have been duly authorized by all necessary corporate action on the part of AVSA, do not require any approval of AVSA's shareholders, do not require the consent or approval of, the giving notice to, or registration with, or the taking of any other action in respect of, any French governmental authority or agency except for those that have already been obtained and do not contravene any law binding on AVSA or contravene AVSA's charter documents or any indenture, credit agreement or other contractual agreement to which AVSA is a party or by which it is bound;

            (C) each of the Purchase Agreement and this Consent and Agreement constitutes a binding obligation of AVSA enforceable against AVSA in accordance with its terms, subject to: (i) the limitations of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), which principles do not make the remedies available at law or in equity with respect to the Purchase Agreement and this Consent and Agreement inadequate for the practical realization of the benefits intended to be provided thereby; and

            (D) the Purchase Agreement is in full force and effect as to AVSA.

            This Consent and Agreement is made subject to and with the benefit of Clause 3 of the Assignment and Section 4.03 of the Indenture.

                                * * * * * *


            THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Dated as of ________________


                              AVSA, S.A.R.L.

                              By:
                                   --------------------------------
                              Name:
                              Title: